UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-234409

TO FORM S-8 REGISTRATION STATEMENT NO. 333-230643

TO FORM S-8 REGISTRATION STATEMENT NO. 333-226746

TO FORM S-8 REGISTRATION STATEMENT NO. 333-221401

TO FORM S-8 REGISTRATION STATEMENT NO. 333-219758

TO FORM S-8 REGISTRATION STATEMENT NO. 333-214537

TO FORM S-8 REGISTRATION STATEMENT NO. 333-206208

TO FORM S-8 REGISTRATION STATEMENT NO. 333-190393

TO FORM S-8 REGISTRATION STATEMENT NO. 333-187258

TO FORM S-8 REGISTRATION STATEMENT NO. 333-168465

TO FORM S-8 REGISTRATION STATEMENT NO. 333-160317

TO FORM S-8 REGISTRATION STATEMENT NO. 333-152774

TO FORM S-8 REGISTRATION STATEMENT NO. 333-136370

TO FORM S-8 REGISTRATION STATEMENT NO. 333-122491

TO FORM S-8 REGISTRATION STATEMENT NO. 333-114465

TO FORM S-8 REGISTRATION STATEMENT NO. 333-52482

TO FORM S-8 REGISTRATION STATEMENT NO. 333-72531

TO FORM S-8 REGISTRATION STATEMENT NO. 333-59305

TO FORM S-8 REGISTRATION STATEMENT NO. 333-42161

TO FORM S-8 REGISTRATION STATEMENT NO. 333-07959

UNDER

THE SECURITIES ACT OF 1933

Endologix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick, Irvine, CA 92618

(Address of Principal Executive Offices, including Zip Code)

Endologix, Inc. Amended and Restated 2015 Stock Incentive Plan

Endologix, Inc. 2017 Inducement Stock Incentive Plan

Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan

Non-Plan Inducement Stock Options

Non-Plan Inducement Restricted Stock Units

Endologix, Inc. 2015 Stock Incentive Plan

Endologix, Inc. 2006 Employee Stock Purchase Plan

Endologix, Inc. 2006 Stock Incentive Plan

Radiance Medical Systems, Inc. 1997 Stock Option Plan

1997 Supplemental Stock Option Plan

1996 Stock Option/Stock Issuance Plan

Employee Stock Purchase Plan (Full title of the plans)

John Onopchenko

Chief Executive Officer

2 Musick

Irvine, CA 92618

(949) 595-7200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-8 (the “Registration Statements”) of Endologix, Inc., a Delaware corporation (“Endologix”, or the “Company”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all remaining securities available for issuance under the Registration Statements:

•

Registration Statement on Form S-8 (No. 333-234409), pertaining to the registration of 3,500,127 Shares issuable under the Endologix, Inc. Amended and Restated 2015 Stock Incentive Plan, the Endologix, Inc. 2017 Inducement Stock Incentive Plan, as amended, and the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-230643), pertaining to the registration of 800,000 Shares issuable under the Endologix, Inc. 2015 Stock Incentive Plan, as amended, and the Endologix, Inc. 2017 Inducement Stock Incentive Plan, as amended;

•	Registration Statement on Form S-8 (No. 333-226746), pertaining to the registration of 500,000 Shares issuable under the Endologix, Inc. 2015 Stock Incentive Plan, as amended;

•	Registration Statement on Form S-8 (No. 333-221401), pertaining to the registration of 2,000,000 Shares issuable under the Endologix, Inc. 2017 Inducement Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-219758), pertaining to the registration of 3,500,000 Shares issuable under the Endologix, Inc. 2015 Stock Incentive Plan, as amended;

•

Registration Statement on Form S-8 (No. 333-214537), pertaining to the registration of 6,000,437 Shares issuable under the Endologix, Inc. 2015 Stock Incentive Plan, as amended, the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as amended, the Non-Plan Inducement Stock Options granted by the Company and the Non-Plan Restricted Stock Units granted by the Company;

•

Registration Statement on Form S-8 (No. 333-206208), pertaining to the registration of 4,000,000 Shares issuable under the Endologix, Inc. 2015 Stock Incentive Plan and the Endologix, Inc. 2006 Employee Stock Purchase Plan, as amended and restated;

•

Registration Statement on Form S-8 (No. 333-190393), pertaining to the registration of 3,000,000 Shares issuable under the Endologix, Inc. 2006 Stock Incentive Plan, as amended, and the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as amended;

•

Registration Statement on Form S-8 (No. 333-187258), pertaining to the registration of 1,034,000 Shares issuable under the Endologix, Inc. 2006 Stock Incentive Plan and the Non-Plan Inducement Stock Options granted by the Company;

•	Registration Statement on Form S-8 (No. 333-168465), pertaining to the registration of 1,700,000 Shares issuable under the Endologix, Inc. 2006 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-160317), pertaining to the registration of 1,500,000 Shares issuable under the Endologix, Inc. 2006 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-152774), pertaining to the registration of 3,250,000 Shares issuable under the Endologix, Inc. 2006 Stock Incentive Plan and Endologix, Inc. 2006 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-136370), pertaining to the registration of 3,123,212 Shares issuable under the Endologix, Inc. 2006 Stock Incentive Plan and the Endologix, Inc. 2006 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-122491), pertaining to the registration of 2,000,000 Shares issuable under the 1996 Stock Option/Stock Issuance Plan;

•	Registration Statement on Form S-8 (No. 333-114465), pertaining to the registration of 200,000 Shares issuable under the Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-52482), pertaining to the registration of 800,000 Shares issuable under the 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-72531), pertaining to the registration of 1,067,780 Shares issuable under the 1996 Stock Option/Stock Issuance Plan and the Radiance Medical Systems, Inc. 1997 Stock Option Plan, as assumed by the Company;

•	Registration Statement on Form S-8 (No. 333-59305), pertaining to the registration of 200,000 Shares issuable under the 1996 Stock Option/Stock Issuance Plan;

•

Registration Statement on Form S-8 (No. 333-42161), pertaining to the registration of 790,000 Shares issuable under the 1997 Supplemental Stock Option Plan and the 1996 Stock Option/Stock Issuance Plan; and

•	Registration Statement on Form S-8 (No. 333-07959), pertaining to the registration of 1,400,000 Shares issuable under the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan.

As previously disclosed, on September 16, 2020, the United States Bankruptcy Court for the Northern District of Texas (the “Court”) entered an order (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 390] (the “Plan”) of Endologix and certain of its affiliates (together with Endologix, the “Debtors”). On October 1, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors have emerged from Chapter 11 protection. On the Effective Date, by operation of the Plan, all agreements, instruments and other documents evidencing any equity interest of Endologix, including outstanding shares of existing equity interests of Endologix, and any rights of any holders thereof were deemed canceled, discharged and of no further force or effect. Accordingly, the Company is filing this Post-Effective Amendment to remove from registration any and all securities registered under the Registration Statements which remained unsold as of the Effective Date.

The foregoing description of the Plan does not purport to be complete and is qualified in their entirety by reference to the full text of the Plan, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated September 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 1, 2020.

ENDOLOGIX, INC.

Date: October 1, 2020	By:	/s/ John Onopchenko
John Onopchenko
Chief Executive Officer

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.